July 31, 2006                                       Mayer, Brown, Rowe & Maw LLP
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Goldman Sachs Asset Backed Securities Corp.
85 Broad Street
New York, New York  10004


Re:     Goldman Sachs Asset Backed Securities Corp.
        REGISTRATION STATEMENT NO. 333-132001

Ladies and Gentlemen:

         We have acted as special tax counsel to Goldman Sachs Asset Backed Securities Corp. (the "DEPOSITOR") in connection with (a) the preparation of the above-captioned registration statement and (b) the offering of notes (the "NOTES") described in the related preliminary prospectus supplement dated July 25, 2006 (the "PRELIMINARY PROSPECTUS SUPPLEMENT") and base prospectus dated July 25, 2006 (the "BASE PROSPECTUS"; and collectively with the Preliminary Prospectus Supplement, the "PRELIMINARY PROSPECTUS") which have been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "ACT"). As described in the Preliminary Prospectus, the Notes will be issued on or about August 2, 2006 by GS Auto Loan Trust 2006-1, (the "ISSUER") a trust formed by the Transferor pursuant to a trust agreement (the "TRUST AGREEMENT") between the Transferor and Wilmington Trust Company, as owner trustee. The Notes will be issued pursuant to an Indenture (the "INDENTURE") between the Issuer and JPMorgan Chase Bank, National Association, as indenture trustee (the "INDENTURE TRUSTEE"). Capitalized terms used herein without definition herein have the meanings set forth in APPENDIX A to the Sale and Servicing Agreement (as such term is defined in the Indenture).

         In that connection, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization and issuance of the Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Preliminary Prospectus, the Trust Agreement and the forms of the Indenture and other documents prepared in connection with the issuance of the Notes (collectively, the "OPERATIVE DOCUMENTS").


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


Goldman Sachs Asset Backed Securities Corp.
July 31, 2006
Page 2


         The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

         Based on the foregoing and assuming that the Operative Documents with respect to the Notes are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that the statements, to the extent that they constitute matters of law or legal conclusions with respect thereto relating to federal tax matters, set forth in the Preliminary Prospectus Supplement under the headings "Summary of Terms of the Notes--Tax Status" and "Material Federal Income Tax Consequences" and in the Base Prospectus under "Certain Material Federal Income Tax Consequences", which statements have been prepared by us, are correct in all material respects, and we hereby confirm and adopt the opinions set forth therein.

         We know that we are referred to under the captions referred to above included in the Preliminary Prospectus, and we hereby consent to the use of our name therein and to use of this opinion for filing of this opinion as Exhibit
8.1 to a Form 8-K filed in connection therewith, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the above-captioned registration statement or the Preliminary Prospectus.

                                        Respectfully submitted,


                                        /s/ MAYER, BROWN, ROWE & MAW LLP


                                        MAYER, BROWN, ROWE & MAW LLP